Exhibit 99

FOR IMMEDIATE RELEASE
December 21, 2022

Cintas Corporation Announces
Fiscal 2023 Second Quarter Results

CINCINNATI, December 21, 2022 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2023 second quarter ended November 30, 2022. Revenue for the second quarter of fiscal 2023 was $2.17 billion compared to $1.92 billion in last year’s second quarter, an increase of 13.1%. The organic revenue growth rate for the second quarter of fiscal 2023, which adjusts for the impacts of acquisitions, divestitures and foreign currency exchange rate fluctuations, was 12.8%.

Gross margin for the second quarter of fiscal 2023 was $1,022.4 million compared to $885.1 million in last year’s second quarter, an increase of 15.5%. Gross margin as a percentage of revenue was 47.0% for the second quarter of fiscal 2023 compared to 46.0% in last year's second quarter, an increase of 100 basis points. Energy expenses comprised of gasoline, natural gas and electricity were 10 basis points higher during the second quarter of fiscal 2023 compared to last year's second quarter.

Operating income for the second quarter of fiscal 2023 was $444.9 million compared to $381.2 million in last year's second quarter, an increase of 16.7%. Operating income as a percentage of revenue was 20.5% in the second quarter of fiscal 2023 compared to 19.8% in last year's second quarter, an increase of 70 basis points.

Net income was $324.3 million for the second quarter of fiscal 2023 compared to $294.7 million in last year's second quarter, an increase of 10.1%. Second quarter of fiscal 2023 diluted earnings per share (EPS) was $3.12 compared to $2.76 in last year's second quarter, an increase of 13.0%.

On September 15, 2022, Cintas paid an aggregate quarterly cash dividend of $117.3 million to shareholders.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "Our financial performance is the result of the exceptional execution of our employee-partners in providing businesses with the image, safety, cleanliness and compliance they need to get Ready for the Workday®. Each of our operating segments again grew revenue at a double-digit rate. Strong volume growth from new customers and the penetration of existing customers with more products and services generated operating leverage. This contributed to the achievement of double-digit increases in operating income and diluted EPS despite high inflation."

Mr. Schneider concluded, "We are increasing our full fiscal year financial guidance. We are raising our annual revenue expectations from a range of $8.58 billion to $8.67 billion to a range of $8.67 billion to $8.75 billion and diluted EPS from a range of $12.30 to $12.65 to a range of $12.50 to $12.80."

The following table provides a comparison of fiscal 2022 revenue and diluted EPS to our updated fiscal 2023 guidance.

				Fiscal 2023		Fiscal 2023
Revenue Guidance ($s in millions)	Fiscal 2022			Low End of Range	Growth vs. Fiscal 2022	High End of Range	Growth vs. Fiscal 2022

Total revenue	$7,854.5			$8,670.0	10.4%	$8,750.0	11.4%

	Fiscal 2022			Fiscal 2023		Fiscal 2023
Earnings Per Share Guidance ($s in millions, except EPS)	Operating Income	Tax Rate	EPS	Low End of Range	Growth vs. Fiscal 2022	High End of Range	Growth vs. Fiscal 2022

Reported	$1,587.4	17.5%	$11.65
Q1 gain on sale of operating assets	(12.1)	0.1%	(0.09)
Q3 gain on an equity method investment	(30.2)	0.3%	(0.28)
After above items	$1,545.1	17.9%	$11.28	$12.50	10.8%	$12.80	13.5%
•Fiscal year 2023 operating income is expected to be in the range of $1.75 billion to $1.79 billion compared to $1.55 billion in fiscal year 2022, adjusted to exclude the gains in the table above.

•Fiscal year 2023 interest expense is expected to be approximately $113.0 million compared to $88.8 million in fiscal year 2022, due in part to higher interest rates.

•Fiscal year 2023 effective tax rate is expected to be 20.7% compared to a rate of 17.9% in fiscal year 2022, after excluding the gains in the table above and their related tax impacts from the reported rate of 17.5%.

•Our diluted EPS guidance includes no future share buybacks.

•We remain in a dynamic environment that can continue to change. Our guidance assumes a stable economy and excludes COVID-19 pandemic-related setbacks or economic downturns.

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2023 second quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Quarterly Report. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; inflationary pressures and fluctuations in costs of materials and labor, including increased medical costs; interest rate volatility; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our goals relating to environmental, social and governance (ESG) opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2022 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:

J. Michael Hansen, Executive Vice President and Chief Financial Officer - 513-972-2079
Paul F. Adler, Vice President - Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2022	November 30, 2021	% Change
Revenue:
Uniform rental and facility services	$1,709,987	$1,535,271	11.4%
Other	464,871	387,010	20.1%
Total revenue	2,174,858	1,922,281	13.1%

Costs and expenses:
Cost of uniform rental and facility services	906,727	817,261	10.9%
Cost of other	245,684	219,879	11.7%
Selling and administrative expenses	577,513	503,913	14.6%

Operating income	444,934	381,228	16.7%

Interest income	(344)	(56)	514.3%
Interest expense	28,920	21,902	32.0%

Income before income taxes	416,358	359,382	15.9%
Income taxes	92,065	64,713	42.3%
Net income	$324,293	$294,669	10.1%

Basic earnings per share	$3.18	$2.83	12.4%

Diluted earnings per share	$3.12	$2.76	13.0%

Basic weighted average common shares outstanding	101,637	103,646
Diluted weighted average common shares outstanding	103,356	106,122

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2022	November 30, 2021	% Change
Revenue:
Uniform rental and facility services	$3,407,759	$3,043,447	12.0%
Other	933,553	775,784	20.3%
Total revenue	4,341,312	3,819,231	13.7%

Costs and expenses:
Cost of uniform rental and facility services	1,797,493	1,596,562	12.6%
Cost of other	493,260	434,772	13.5%
Selling and administrative expenses	1,165,505	1,012,568	15.1%

Operating income	885,054	775,329	14.2%

Interest income	(499)	(112)	345.5%
Interest expense	56,640	43,756	29.4%

Income before income taxes	828,913	731,685	13.3%
Income taxes	152,931	105,837	44.5%
Net income	$675,982	$625,848	8.0%

Basic earnings per share	$6.63	$6.02	10.1%

Diluted earnings per share	$6.51	$5.87	10.9%

Basic weighted average common shares outstanding	101,530	103,463
Diluted weighted average common shares outstanding	103,343	106,026

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Six Months Ended
	November 30, 2022	November 30, 2021	November 30, 2022	November 30, 2021

Uniform rental and facility services gross margin	47.0%	46.8%	47.3%	47.5%
Other gross margin	47.2%	43.2%	47.2%	44.0%
Total gross margin	47.0%	46.0%	47.2%	46.8%
Net income margin	14.9%	15.3%	15.6%	16.4%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measures of operating income, earnings per diluted share and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP are shown in the tables below.

Operating Income Results

	Six Months Ended
	November 30, 2022	% of Revenue	November 30, 2021	% of Revenue	Growth vs. Fiscal 2022
Operating income	$885,054	20.4%	$775,329	20.3%	14.2%
Gain on sale of operating assets			(12,129)
Operating income excluding above item	$885,054	20.4%	$763,200	20.0%	16.0%

Earnings Per Share Results

	Six Months Ended
	November 30, 2022	November 30, 2021	Growth vs. Fiscal 2022
Diluted EPS	$6.51	$5.87	10.9%
Pre-tax gain and the related tax benefit on sale of certain operating assets		(0.09)
Diluted EPS excluding above item	$6.51	$5.78	12.6%

Computation of Free Cash Flow

	Six Months Ended
(In thousands)	November 30, 2022	November 30, 2021

Net cash provided by operations	$619,149	$593,782
Capital expenditures	(146,404)	(108,629)
Free cash flow	$472,745	$485,153

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended November 30, 2022
Revenue	$1,709,987	$235,974	$228,897	$—	$2,174,858
Gross margin	$803,260	$119,153	$100,034	$—	$1,022,447
Selling and administrative expenses	$434,165	$73,658	$69,690	$—	$577,513
Interest income	$—	$—	$—	$(344)	$(344)
Interest expense	$—	$—	$—	$28,920	$28,920
Income (loss) before income taxes	$369,095	$45,495	$30,344	$(28,576)	$416,358

For the three months ended November 30, 2021
Revenue	$1,535,271	$202,160	$184,850	$—	$1,922,281
Gross margin	$718,010	$88,034	$79,097	$—	$885,141
Selling and administrative expenses	$380,395	$65,957	$57,561	$—	$503,913
Interest income	$—	$—	$—	$(56)	$(56)
Interest expense	$—	$—	$—	$21,902	$21,902
Income (loss) before income taxes	$337,615	$22,077	$21,536	$(21,846)	$359,382

For the six months ended November 30, 2022
Revenue	$3,407,759	$470,135	$463,418	$—	$4,341,312
Gross margin	$1,610,266	$235,290	$205,003	$—	$2,050,559
Selling and administrative expenses	$876,400	$148,949	$140,156	$—	$1,165,505
Interest income	$—	$—	$—	$(499)	$(499)
Interest expense	$—	$—	$—	$56,640	$56,640
Income (loss) before income taxes	$733,866	$86,341	$64,847	$(56,141)	$828,913

For the six months ended November 30, 2021
Revenue	$3,043,447	$401,276	$374,508	$—	$3,819,231
Gross margin	$1,446,885	$177,309	$163,703	$—	$1,787,897
Selling and administrative expenses	$779,888	$129,504	$103,176	$—	$1,012,568
Interest income	$—	$—	$—	$(112)	$(112)
Interest expense	$—	$—	$—	$43,756	$43,756
Income (loss) before income taxes	$666,997	$47,805	$60,527	$(43,644)	$731,685

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	November 30, 2022	May 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,799	$90,471
Accounts receivable, net	1,135,833	1,006,220
Inventories, net	514,839	472,150
Uniforms and other rental items in service	986,505	916,706
Income taxes, current	13,657	21,708
Prepaid expenses and other current assets	152,537	124,728
Total current assets	2,893,170	2,631,983

Property and equipment, net	1,340,658	1,323,673

Investments	243,574	242,873
Goodwill	3,037,506	3,042,976
Service contracts, net	367,612	391,638
Operating lease right-of-use assets, net	176,276	170,003
Other assets, net	368,211	344,110
	$8,427,007	$8,147,256

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$310,986	$251,504
Accrued compensation and related liabilities	208,342	236,992
Accrued liabilities	556,211	588,948
Operating lease liabilities, current	42,792	43,872
Debt due within one year	435,406	311,574
Total current liabilities	1,553,737	1,432,890

Long-term liabilities:
Debt due after one year	2,485,277	2,483,932
Deferred income taxes	493,379	473,777
Operating lease liabilities	136,520	129,064
Accrued liabilities	327,556	319,397
Total long-term liabilities	3,442,732	3,406,170

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2023: 191,857,155 issued and 101,601,032 outstanding FY 2022: 190,837,921 issued and 101,711,215 outstanding	1,933,145	1,771,917
Retained earnings	9,160,346	8,719,163
Treasury stock: FY 2023: 90,256,123 shares FY 2022: 89,126,706 shares	(7,747,049)	(7,290,801)
Accumulated other comprehensive income	84,096	107,917
Total shareholders’ equity	3,430,538	3,308,196
	$8,427,007	$8,147,256

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2022	November 30, 2021
Cash flows from operating activities:
Net income	$675,982	$625,848

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	126,561	122,274
Amortization of intangible assets and capitalized contract costs	74,693	74,365
Stock-based compensation	51,537	60,893
Gain on sale of operating assets	—	(12,129)
Deferred income taxes	18,565	29,941
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(133,897)	(77,343)
Inventories, net	(43,266)	13,406
Uniforms and other rental items in service	(73,475)	(69,513)
Prepaid expenses and other current assets and capitalized contract costs	(85,532)	(47,978)
Accounts payable	61,421	11,400
Accrued compensation and related liabilities	(28,212)	(59,988)
Accrued liabilities and other	(33,352)	(10,519)
Income taxes, current	8,124	(66,875)
Net cash provided by operating activities	619,149	593,782

Cash flows from investing activities:
Capital expenditures	(146,404)	(108,629)
Purchases of investments	(5,182)	(5,967)
Proceeds from sale of operating assets, net of cash disposed	—	15,347
Acquisitions of businesses, net of cash acquired	(15,457)	(45,670)
Other, net	(4,381)	(6,676)
Net cash used in investing activities	(171,424)	(151,595)

Cash flows from financing activities:
Issuance of commercial paper, net	124,046	167,000
Repayment of debt	—	(250,000)
Proceeds from exercise of stock-based compensation awards	2,125	109,198
Dividends paid	(215,017)	(177,949)
Repurchase of common stock	(348,682)	(664,726)
Other, net	(8,840)	(3,399)
Net cash used in financing activities	(446,368)	(819,876)

Effect of exchange rate changes on cash and cash equivalents	(2,029)	(2,781)

Net decrease in cash and cash equivalents	(672)	(380,470)
Cash and cash equivalents at beginning of period	90,471	493,640
Cash and cash equivalents at end of period	$89,799	$113,170